As filed with the Securities and Exchange Commission on March 14, 2005

Registration No. 333-119909

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3/A

POST-EFFECTIVE AMENDMENT NO. 1
TO
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WESCO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	25-1723342 (I.R.S. Employer Identification No.)

WESCO DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	25-1723345 (I.R.S. Employer Identification No.)

225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219
(412) 454-2200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen A. Van Oss
Senior Vice President and
Chief Financial and Administrative Officer
WESCO International, Inc.
225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219
(412) 454-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Michael C. McLean
Kirkpatrick & Lockhart Nicholson Graham LLP
Henry W. Oliver Building
535 Smithfield Street
Pittsburgh, Pennsylvania 15222
(412) 355-6500

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. ☐

DEREGISTRATION OF COMMON STOCK TO BE SOLD BY SELLING STOCKHOLDERS

     The Registrants hereby deregister 354,114 shares of Common Stock, $.01 par value (“Common Stock”), of WESCO International, Inc. previously registered pursuant to this Registration Statement for sale by the selling stockholders named in this Registration Statement (the “Selling Stockholders”). The offerings by the Selling Stockholders to which the Registration Statement relates have been terminated, and an aggregate of 354,114 shares of Common Stock have not been sold by the Selling Stockholders pursuant to the Registration Statement. Accordingly, the Registrants are filing this Post-Effective Amendment No. 1 to deregister the offering of such 354,114 shares of Common Stock by the Selling Stockholders. As a result of this deregistration, no shares of Common Stock remain registered for sale by the Selling Stockholders pursuant to this Registration Statement. This deregistration does not relate in any respect to the securities registered pursuant to this Registration Statement for sale from time to time by the Registrants, including such shares of Common Stock as may be offered by WESCO International, Inc. from time to time thereunder, and such securities remain registered for sale by the Registrants pursuant to this Registration Statement from time to time.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on March 14, 2005.

WESCO INTERNATIONAL, INC.		WESCO DISTRIBUTION, INC.

By:	/s/ STEPHEN A. VAN OSS	By:	/s/ STEPHEN A. VAN OSS
Name:	Stephan A. Van Oss	Name:	Stephen A. Van Oss
Title:	Senior Vice President and Chief	Title:	Senior Vice President and Chief
	Administrative Officer (Principal		Administrative Officer (Principal
	Financial and Accounting Officer)		Financial and Accounting Officer)

     Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ ROY W. HALEY	Chairman and Chief Executive Officer (Principal Executive Officer)	March 14, 2005
Roy W. Haley
/s/ STEPHEN A. VAN OSS Stephen A. Van Oss	Senior Vice President and Chief Financial and Administrative Officer (Principal Financial and Accounting Officer)	March 14, 2005
/s/ JAMES L. SINGLETON James L. Singleton	Director	March 14, 2005
/s/ JAMES A. STERN James A. Stern	Director	March 14, 2005
/s/ MICHAEL J. CHESHIRE	Director	March 14, 2005
Michael J. Cheshire

/s/ ROBERT J. TARR, JR. Robert J. Tarr, Jr.	Director	March 14, 2005
/s/ KENNETH L. WAY Kenneth L. Way	Director	March 14, 2005
/s/ GEORGE L. MILES, JR. George L. Miles, Jr.	Director	March 14, 2005
/s/ SANDRA BEACH LIN Sandra Beach Lin	Director	March 14, 2005
/s/ WILLIAM J. VARESCHI William J. Vareschi	Director	March 14, 2005